AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              EXPRESS SCRIPTS, INC.


         The name under which the Corporation was originally incorporated is Nyles, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 27, 1992.

         1. The current name of the Corporation is Express Scripts, Inc.

         2. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         3. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 in the County of New Castle. The Corporation Trust Company is the Corporation's registered agent at that address.

         4. The total number of shares of stock which the Corporation has authority to issue is 186,000,000 shares, of which (i) 5,000,000 shares are preferred stock, par value $0.01 per share (the "Preferred Stock"), and (ii) 181,000,000 shares are common stock, par value $0.01 per share. Upon the effectiveness of this Amended and Restated Certificate of Incorporation, without further action by the Corporation or any stockholder, (A) each outstanding share, and each treasury share, of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock") shall be automatically reclassified and changed into one share of common stock, par value $0.01 per share (the "Common Stock"), (B) the authorized Class B Common Stock, par value $0.01 per share, of which no shares are issued and outstanding, shall be eliminated and extinguished, (C) all stock option plans covering shares of Class A Common Stock shall now automatically be deemed to cover an equal number of shares of Common Stock, and (D) each outstanding warrant or option to purchase shares of Class A Common Stock shall automatically be deemed to represent a warrant or option to purchase the same number of shares of Common Stock. Holders of record of any certificates that, immediately prior to the effectiveness of this Amended and Restated Certificate of Incorporation, represented shares of Class A Common Stock, but which now, by virtue hereof, represent shares of Common Stock, shall be entitled to receive, upon surrender of such certificates, new certificates that evidence the appropriate number of shares of Common Stock. Upon consummation of the reclassification set forth herein, the holders of shares of Common Stock of the Corporation shall have all the rights accorded to them by law and this Amended and Restated Certificate of Incorporation.

                  4.1      Preferred Stock.

                           4.1.1 The Board of Directors is hereby authorized to
                  issue the Preferred Stock in one or more series, to fix the number of shares of any such series of Preferred Stock, and to fix, through a certificate of designations filed with the Secretary of State of the State of Delaware (the "Preferred Stock Designation"), the designation of any such series as well as the powers, preferences, and rights and the qualifications, limitations, or restrictions of the Preferred Stock.

                           4.1.2 The authority of the Board of Directors shall
                  include, without limitation, the power to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock , and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                  4.2 Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as otherwise provided by applicable law or in this Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

         5. The Board of Directors shall have the power to make, alter or repeal the by-laws of the Corporation.

         6. The election of the Board of Directors need not be by written ballot.

         7. The Corporation shall indemnify to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware as amended from time to time each person who is or was a director or officer of the Corporation and the heirs, executors and administrators of such a person.

         8. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he may be liable (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article Eight, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article Eight, shall eliminate or reduce the effect of this Article Eight in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Eight, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         9. No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders of the Corporation to consent in writing, without a meeting, to the taking of any action is specifically denied; provided, however, that the holders of Preferred Stock may act by written consent to the extent provided in a resolution or resolutions of the Board of Directors authorizing the issuance of a particular series of Preferred Stock pursuant to Article Four of this Certificate of Incorporation.

         10. The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

         11. This Amended and Restated Certificate of Incorporation is duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, Express Scripts, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by President, Chief Executive Officer and Chairman of the Board this 23rd day of May 2001


                                              /s/ Barrett A. Toan
                                              ----------------------------------
                                              Name:  Barrett A. Toan
                                              Title: President, Chief Executive
                                                     Officer and Chairman of the
                                                     Board